As filed with the Securities and Exchange Commission on March 23, 2015

Registration No. 333-201528

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

Tennessee	6022	20-8839445
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Herrington

President and Chief Executive Officer

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Steven J. Eisen, Esq. Mark L. Miller, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 211 Commerce Street, Suite 800 Nashville, Tennessee 37201 (615) 726-5600	Edward F. Petrosky, Esq. Samir A. Gandhi, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, no par value	2,760,000	$27.00	$74,520,000	$8,659.22(3)

(1)	Includes 360,000 shares of common stock that the underwriters have the option to purchase pursuant to their purchase option.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. This amount represents the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the Registrant.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Franklin Financial Network, Inc. is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-201528) as an exhibit only filing to file Exhibits 1.1 and 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Estimated expenses, other than underwriting discounts and commissions, of the sale of the Registrant’s common stock, no par value, are as follows:

SEC registration fee	$8,659.22
FINRA filing fee	$11,678
Listing fees and expenses	$125,000
Transfer agent and registrar fees and expenses	$5,000
Printing fees and expenses	$75,000
Legal fees and expenses	$400,000
Accounting expenses	$420,000
Miscellaneous expenses	$200,000
Total	$1,245,337.22

Item 14. Indemnification of Directors and Officers

The Tennessee Business Corporation Act (“TBCA”) allows a Tennessee corporation’s charter to contain a provision eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty as a director. Under the TBCA, a Tennessee business corporation may not eliminate or limit director monetary liability for (i) breaches of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) unlawful distributions. This provision also may not limit a director’s liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. The Registrant’s charter contains a provision stating that directors shall not be personally liable for monetary damage to the corporation or its shareholders for breach of fiduciary duty as a director, except to the extent required by the TBCA in effect from time to time.

The TBCA provides that a corporation may indemnify any of its directors, officers, employees and agents against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

Under the Registrant’s Bylaws, any person, his heirs, executors, administrators, successors and assigns may be indemnified or reimbursed by the Registrant for expenses actually incurred in connection with any action, claim, suit, or proceeding to which he or they shall be made a party or potential party by reason of his being or having been a director or officer, or director of officer of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, which he served at the request of the Registrant’s board of directors; provided, however, that no person shall be so indemnified in relation to any matter in such action, claim, suit, or proceeding as to which he shall finally be adjudged to have been liable for his own negligence or misconduct in the performance of his duties to the Registrant.

Under the Registrant’s Bylaws, the foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, administrators, successors or assigns may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant carries standard directors’ and officers’ liability insurance covering its directors and officers.

Item 15. Recent Sales of Unregistered Securities

Within the past three years, the Registrant has engaged in the following transactions that were not registered under the Securities Act:

On December 9, 2014, we issued the following shares of common stock upon the exercise of stock options at the following exercise prices per share for an aggregate purchase price of $140,391: (i) 3,945 shares at an exercise price of $10.00 per share; (ii) 7,485 shares at an exercise price of $10.50 per share; and (iii) 1,902 shares at an exercise price of $11.75 per share. Neither the exercise of the options nor its original issuance involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that such transactions were exempt from the registration requirements of the Securities Act in reliance on Section 4(a) (2) of the Securities Act (or Rule 506 of Regulation D promulgated thereunder) as transactions by an issuer not involving a public offering.

On December 19, 2014, we issued 3,969 shares of common stock upon the exercise of stock options at an exercise price of $10.00 per share, for an aggregate purchase of $39,690. Neither the exercise of the warrant nor its original issuance involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that such transactions were exempt from the registration requirements of the Securities Act in reliance on Section 4(a) (2) of the Securities Act (or Rule 506 of Regulation D promulgated thereunder) as transactions by an issuer not involving a public offering.

On August 25, 2014, the Registrant issued 6,389 shares of common stock upon the exercise of stock options at an exercise price of $8.57 per share, for an aggregate purchase price of $54,753.73. Neither the exercise of the warrant nor its original issuance involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that such transactions were exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D promulgated thereunder) as transactions by an issuer not involving a public offering.

On March 26, 2014, the Registrant issued 119 shares of common stock upon the exercise of stock options at an exercise price of $12.00 per share, for an aggregate purchase price of $1,428. Neither the exercise of the warrant nor its original issuance involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that such transactions were exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D promulgated thereunder) as transactions by an issuer not involving a public offering.

In November 2013, the Registrant issued an aggregate of 1,153,847 shares of the Registrant’s common stock at $13.00 per share in a private placement. Raymond James & Associates, Inc. served as placement agent for the offering and received a commission equal to 5% of the gross proceeds raised in the offering, except that the commission equaled 2.5% of the gross proceeds from sales made to certain existing shareholders of the Registrant. The Registrant believes that the issuances were exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D promulgated thereunder) as transactions by an issuer not involving a public offering.

The proceeds of these issuances were used primarily for working capital purposes to support Franklin Synergy Bank’s growth.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this Registration Statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or is presented within the consolidated financial statements included in the prospectus that is part of this Registration Statement.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Franklin, State of Tennessee on March 23, 2015.

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/Richard E. Herrington
Name:	Richard E. Herrington
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Richard E. Herrington Richard E. Herrington	Chairman, President & CEO (Principal Executive Officer)	March 23, 2015

/s/Sally P. Kimble Sally P. Kimble	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2015

* Jimmy E. Allen	Director	March 23, 2015

* Henry W. Brockman, Jr.	Director	March 23, 2015

* James W. Cross, IV	Director	March 23, 2015

* David H. Kemp	Director	March 23, 2015

* Lee M. Moss	Director	March 23, 2015

Signature	Title	Date

* Paul M. Pratt, Jr.	Director	March 23, 2015

* Pamela J. Stephens	Director	March 23, 2015

* Melody Sullivan	Director	March 23, 2015

*By:	/s/ Sally P. Kimble
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement between Franklin Financial Network, Inc. and Bank of America Merrill Lynch.

2.1	Agreement and Plan of Reorganization and Bank Merger, dated as of November 21, 2013, between Franklin Financial Network, Inc. and MidSouth Bank (incorporated herein by reference to Appendix A to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014) (schedules and exhibits to which have been omitted pursuant to Items 601(b)(2) of Regulations S-K).

3.1	Charter of Franklin Financial Network, Inc. (incorporated herein by reference to Exhibit 3.1 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

3.2	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated November 15, 2007 (incorporated herein by reference to Exhibit 3.2 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

3.3	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated June 17, 2010 (incorporated herein by reference to Exhibit 3.3 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

3.4	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated September 27, 2011 (incorporated herein by reference to Exhibit 3.4 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

3.5	Articles of Amendment to the Charter Designating Senior Non-Cumulative Perpetual Preferred Stock, Series A of Franklin Financial Network, Inc., dated September 27, 2011 (incorporated herein by reference to Exhibit 3.5 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

3.6	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated March 10, 2015 (incorporated herein by reference to Exhibit 3.6 to Form 10-K (File No. 333-193951) filed with the Securities and Exchange Commission on March 11, 2015).

3.7	Amended and Restated Bylaws of Franklin Financial Network, Inc. (incorporated herein by reference to Exhibit 3.7 to Form 10-K (File No. 333-193951) filed with the Securities and Exchange Commission on March 11, 2015).

4.1	Specimen Stock Certificate of Franklin Financial Network, Inc. (incorporated herein by reference to Exhibit 4.1 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

4.2	See Exhibits 3.1 through 3.4 and Exhibits 3.6 through 3.7 for provisions of the Charter and Bylaws defining rights of holders of the Registrant’s Common Stock.

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

10.1

Retail Lease Agreement, dated as of December 21, 2011 by and between Westhaven Town Center Fund I, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.1 to Form

S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.2	Triple Net Office Lease Agreement, dated as of June 12, 2012 by and between Berry Farms Real Estate Partners, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.2 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

Exhibit No.	Description of Exhibit

10.3	Lease Agreement, dated as of December 12, 2012 by and between First Farmers and Merchants Bank and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.3 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.4	Office Lease Agreement, dated as of May 11, 2007 by and between PCC Investments II, LLC and Franklin Financial Network, Inc. (Aspen Brook Village Suites 201, 202 and 203) (incorporated herein by reference to Exhibit 10.4 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.5	Triple Net Office Lease Agreement, dated as of May 4, 2010 by and between Columbia Avenue Partners, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.5 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.6	Lease, dated as of May 21, 2012 by and between CHHM Properties and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.6 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.7	Amendment No. 4 to Lease Agreement, dated June 19, 2013 by and between Cherokee Equities Corporation and Banc Compliance Group, Inc. (incorporated herein by reference to Exhibit 10.7 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.8	Lease Agreement, effective October 8, 2008 by and between UCM/ProVenture-Synergy Business Park, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.12 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.9	Lease Amendment No. 1, dated as of June 11, 2013 by and between Mooreland Investors, LP, successor in interest to UCM/ProVenture-Synergy Business Park, LLC, and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.13 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.10	Office Lease Agreement, dated as of May 11, 2007 by and between PCC Investments II, LLC and Franklin Financial Network, Inc. (Aspen Brook Village Suites 106, 107 and 108) (incorporated herein by reference to Exhibit 10.14 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.11	Lease dated as of April 20, 2010 by and between Edwin B. Raskin Company, as agent for SIG, LLC, and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.15 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.12**	Form of Franklin Financial Network, Inc.’s Organizers’ Warrant Agreement (incorporated herein by reference to Exhibit 10.16 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.13**	Form of Franklin Financial Network, Inc. Award Agreement for Non-Qualified Stock Options (incorporated herein by reference to Exhibit 10.49 to Form S-4/A (File No. 14795094) filed with the Securities and Exchange Commission on April 29, 2014).

10.14**	Form of Franklin Financial Network, Inc. Award Agreement for Restricted Stock (incorporated herein by reference to Exhibit 10.50 to Form S-4/A (File No. 14795094) filed with the Securities and Exchange Commission on April 29, 2014).

10.15**	Form of Franklin Financial Network, Inc. Award Agreement for Incentive Stock Options (incorporated herein by reference to Exhibit 10.51 to Form S-4/A (File No. 14795094) filed with the Securities and Exchange Commission on April 29, 2014).

Exhibit No.	Description of Exhibit

10.16**

Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Richard E. Herrington (incorporated herein by reference to Exhibit 10.17 to Form S-4 (File No.

333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.17**

Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Kevin A. Herrington (incorporated herein by reference to Exhibit 10.18 to Form S-4 (File No.

333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.18**

Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Sally E. Bowers (incorporated herein by reference to Exhibit 10.19 to Form S-4 (File No.

333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.19**

Employment Agreement, dated as of January 29, 2014 by and Franklin Synergy Bank and Ashley

P. Hill, III (incorporated herein by reference to Exhibit 10.20 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.20**

Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and

J. Myers Jones, III (incorporated herein by reference to Exhibit 10.21 to Form S-4 (File No.

333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.21**

Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and David J. McDaniel (incorporated herein by reference to Exhibit 10.22 to Form S-4 (File No.

333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.22**

Employment Agreement dated as of January 29, 2014 by and between Franklin Synergy Bank and Sally P. Kimble (incorporated herein by reference to Exhibit 10.23 to Form S-4 (File No.

333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.23**	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Richard E. Herrington (incorporated herein by reference to Exhibit 10.24 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.24**	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Kevin A. Herrington (incorporated herein by reference to Exhibit 10.25 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.25**	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Sally E. Bowers (incorporated herein by reference to Exhibit 10.26 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.26**	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and Franklin Synergy Bank and Ashley P. Hill, III (incorporated herein by reference to Exhibit 10.27 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.27**	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and J. Myers Jones, III (incorporated herein by reference to Exhibit 10.28 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.28**	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and David J. McDaniel (incorporated herein by reference to Exhibit 10.29 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

Exhibit No.	Description of Exhibit

10.29**	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Sally P. Kimble (incorporated herein by reference to Exhibit 10.30 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.30**

Employment Agreement, dated as of May 29, 2008 by and between Franklin Synergy Bank and Constance E. Edwards (incorporated herein by reference to Exhibit 10.31 to Form S-4 (File No.

333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.31**

Employment Agreement dated as of September 25, 2008 by and between Franklin Synergy Bank and Joseph H. Bowman (incorporated herein by reference to Exhibit 10.32 to Form S-4 (File No.

333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.32**	Employment Agreement dated as of September 25, 2008 by and between Franklin Synergy Bank and Jere D. Pewitt (incorporated herein by reference to Exhibit 10.33 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.33**	Form of Lee M. Moss Employment Agreement (incorporated herein by reference to Exhibit 10.34 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.34**	Form of Lee M. Moss Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement (incorporated herein by reference to Exhibit 10.35 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.35**	Form of Lee M. Moss Retention Agreement (incorporated herein by reference to Exhibit 10.36 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.36**

Form of Kevin D. Busbey Employment Agreement (incorporated herein by reference to Exhibit 10.37 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on

February 14, 2014).

10.37**	Form of Kevin D. Busbey Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement (incorporated herein by reference to Exhibit 10.38 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.38**	Form of Kevin D. Busbey Retention Agreement (incorporated herein by reference to Exhibit 10.39 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.39**

Form of Dallas G. Caudle Employment Agreement (incorporated herein by reference to Exhibit 10.40 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on

February 14, 2014).

10.40**	Form of Dallas G. Caudle Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement (incorporated herein by reference to Exhibit 10.41 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.41**	Form of Dallas G. Caudle Retention Agreement (incorporated herein by reference to Exhibit 10.42 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.42**	Form of D. Edwin Jernigan, Jr. Retention Agreement (incorporated herein by reference to Exhibit 10.43 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.43**	Form of D. Edwin Jernigan, Jr. Stock Option Award Agreement (incorporated herein by reference to Exhibit 10.44 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

Exhibit No.	Description of Exhibit

10.44**	Franklin Financial Network, Inc. 2007 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.45 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.45	Form of Split Dollar Life Insurance Agreement (incorporated herein by reference to Exhibit 10.48 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014).

10.46	Contract for Sale of Real Estate, dated as of December 5, 2014, by and between Franklin Synergy Bank and Murfreesboro Branches, LLC (incorporated herein by reference to Exhibit 10.1 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on December 11, 2014).

10.47	Triple Net Office Lease Agreement, dated as of December 5, 2014 by and between Murfreesboro Branches, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.2 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on December 11, 2014).

10.48	Triple Net Office Lease Agreement, dated as of December 5, 2014 by and between Murfreesboro Branches, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.3 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on December 11, 2014).

10.49	Triple Net Office Lease Agreement, dated as of December 5, 2014 by and between Murfreesboro Branches, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.4 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on December 11, 2014).

10.50	Asset Purchase and Sale Agreement, by and between BCG Consulting, LLC, Banc Compliance Group, Inc. and Franklin Financial Network, Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on January 2, 2015).

10.51	Triple Net Office Lease Agreement, dated as of February 19, 2015, by and between Murfreesboro Branches, LLC and Franklin Synergy Bank, for the property located at 2610 Old Fort Parkway, Murfreesboro, Tennessee (incorporated herein by reference to Exhibit 10.1 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on February 25, 2015).

10.52	Triple Net Office Lease Agreement, dated as of February 19, 2015, by and between Murfreesboro Branches, LLC and Franklin Synergy Bank, for the property located at 724 President Place, Smyrna, Tennessee (incorporated herein by reference to Exhibit 10.2 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on February 25, 2015).

10.53	Triple Net Office Lease Agreement, dated as of February 19, 2015, by and between Murfreesboro Branches, LLC and Franklin Synergy Bank, for the property located at 2782 South Church Street, Murfreesboro, Tennessee (incorporated herein by reference to Exhibit 10.3 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on February 25, 2015).

21.1	Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to Form 10-K (File No. 333-193951) filed with the Securities and Exchange Commission on March 11, 2105).

23.1†	Consent of Crowe Horwath LLP

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of Exhibit 5.1).

23.3†	Consent of Maggart & Associates, P.C., relating to MidSouth Bank.

24.1†	Power of Attorney (included on the signature page).

Exhibit No.	Description of Exhibit

101†	The following financial information formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated Balance Sheet as of December 31, 2014 and December 31, 2013; (ii) the Consolidated Statements of Income for the years ended December 31, 2014 and 2013; (iii) the Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2014 and 2013; (iv) the Consolidated Statements of Changes in Shareholders’ Equity for the years ended December 31, 2014 and 2013; (v) the Consolidated Statements of Cash Flows for the years ended December 31, 2014 and 2013; and (vi) Notes to Consolidated Financial Statements.***

†	Previously filed.
**	Indicates a management contract or compensatory plan or arrangement.
***	Pursuant to Rule 406T of Regulation S-T, the XBRL related information in Exhibit 101 to this Registration Statement on Form S-1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed part of a registration statement, prospectus or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.